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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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Filed by a Party other than the Registrant ☐

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☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

CYBERONICS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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January 10, 2007
Dear Cyberonics Stockholder,
We are writing to ask for your support at the important Annual Meeting of Cyberonics stockholders on February 1, 2007.
You should be aware that a dissident stockholder group calling itself “The Committee for Concerned Cyberonics, Inc. Stockholders” is seeking to elect its handpicked nominees to your company’s Board of Directors in opposition to the highly qualified slate nominated by your Board. In an effort to better understand their concerns, we have spoken with these dissidents on a number of occasions. Despite being given ample opportunity, the dissidents have never suggested any specific plan to maximize stockholder value. Instead they have chosen to wage a costly, divisive, and distracting proxy contest that we believe is not in your best interests.
We are convinced that the strategy your Company is pursuing is in the best interests of all Cyberonics stockholders. We urge you to protect your investment in Cyberonics by signing, dating and returning the enclosed WHITE proxy card today.
WE URGE YOU NOT TO JEOPARDIZE THE CONSIDERABLE SUCCESS
WE HAVE ALREADY ACHIEVED
Your Board and management team continue to make substantial progress executing on the business plan:
Cyberonics reported solid revenue growth in 2006. Net sales for fiscal 2006 were a record $123.4 million, compared to $103.4 million for fiscal year 2005. These included $107.9 million from the U.S. market and $15.5 million from international markets, compared to net sales of $90.3 million from the U.S. market and $13.1 million from international markets for fiscal 2005.
Cyberonics’ treatment-resistant depression (TRD) launch generated 3,700 psychiatrists who prescribed for nearly 14,500 patients, with only 2,300 implanted to date. By these and every other prospective indicator, including attendees at medical education events and measurements of awareness and intent-to-prescribe from quantitative market research studies, the launch was successful at raising awareness and creating acceptance and demand among the target audience.
Gross profit margin for fiscal 2006 was 87.2%, an improvement of 230 basis points over gross margin of 84.9% for the fiscal year 2005. The improvements in gross profit margin are the result of improved operational efficiencies and an increase in average system prices.
Over the past five years ended April 27, 2006, Cyberonics’ stock price has increased 97%, outperforming the S&P 500, NASDAQ composite, Dow Jones Industrial Average and industry peers. Given the issues that we have successfully addressed and resolved during the past year, and the reimbursement challenges we have experienced, our stock price has not performed to our expectations. However, while there is still work to do, we have made solid progress and we have confidence in the Company’s strategy and in Cyberonics’ prospects for the future.

CYBERONICS IS WELL-POSITIONED FOR NEAR- AND LONG-TERM SUCCESS
Cyberonics’ Board and management have implemented a strategy designed to position your Company at a competitive advantage along a number of fronts:
Cyberonics is actively working with psychiatrists, patients, patient advocacy organizations, employers and payers to provide broad-based coverage policies. Our goal has been — and continues to be — to obtain broad-based national and regional coverage policy for Vagus Nerve Stimulation Therapy (VNS Therapy) in TRD more quickly than we did for refractory epilepsy. We are encouraged by the fact that a number of major regional payers are moving toward favorable coverage for VNS Therapy in TRD and are optimistic that the overwhelming public support for coverage from Centers for Medicare & Medicaid Services (CMS) will result in a favorable coverage policy.
We are making substantial progress in repositioning our epilepsy products. Since the epilepsy launch nearly 10 years ago, the core VNS Therapy business has grown to produce reliable annual revenue of more than $110 million. During the TRD launch, when our sales force emphasized sales to the psychiatric market, volumes for VNS implants for epilepsy remained quite steady. The recent shift in our sales message to position VNS Therapy for comorbid depression and quality of life has produced a 10% annual increase in implants among our top tier of neurologists. We expect that this trend will accelerate as our sales force continues to target its promotional effort to neurologists.
Cyberonics’ international business division has been following a long-range plan of rational growth and increased investment. As part of this effort, we have initiated two large-scale clinical trials to advance adoption of VNS Therapy in epilepsy, developed stronger relationships with distributors in non-direct markets, and increased the number of direct selling personnel in key European markets. As a result, Cyberonics’ international business has posted 15 consecutive quarters of successfully meeting or exceeding revenue and expense goals, generated new patient unit growth, and achieved profitability. During that period, our international contribution has more than doubled, with a robust growth trend still evident ahead.
We are aggressively taking action to protect Cyberonics’ valuable intellectual property by expanding our existing patent portfolio. Cyberonics’ patented VNS Therapy technology and applications are critical to our continued success. We continue to make significant investments to protect our exclusive rights to this technology. In FY06 alone, we filed 43 U.S. patent applications and plan to continue to emphasize the expansion of our applications and patent portfolio. We have a clearly defined process and path to build on our strong and valuable intellectual property platform.
Cyberonics’ Board has initiated a review of the Company’s cost structure. While we have made a significant investment in the TRD rollout to medical customers, we must right-size our current costs to better match revenue expectations consistent with reimbursement acceptance of this product. For example, in connection with the TRD launch, we ramped up the size and training of our sales force and marketing spend in anticipation of widespread coverage of VNS Therapy for TRD. Since then, we have meaningfully reduced our recurring operating expenses each quarter since our TRD launch peak in the second quarter of 2006.
We continue to see significant opportunities to grow our business and to broaden the group of people whose lives may be improved through VNS Therapy. In addition to TRD and pharmacoresistant epilepsy indications, we have conducted or provided support for animal studies or pilot studies in humans of VNS Therapy in a number of areas including anxiety disorders, Alzheimer’s disease, bulimia, chronic headache/migraine, morbid obesity, and traumatic brain injury.

CYBERONICS’ BOARD IS EXPERIENCED, RESPECTED AND COMMITTED TO ACTING IN
THE BEST INTERESTS OF ALL CYBERONICS STOCKHOLDERS
— Our Board Has Demonstrated its Commitment to Strong Corporate Governance —
Your Board is comprised of seasoned executives, who are respected, proven leaders in business and/or medicine. Collectively they possess extensive and relevant experience, and relationships with key constituencies that are unmatched by the dissident group’s nominees and are critical to the Company’s success.
Our Board believes that the interests of our stockholders are best served by having a substantial number of objective, independent representatives on our Board. During the most recent fiscal year, the Board’s Nominating & Governance Committee determined that seven out of eight of the current directors are independent based on standards set by NASDAQ Stock Market LLC. In addition, as part of its efforts to remain at the forefront of best practices in corporate governance, in 2006 the Board voted to separate the roles of Chairman and CEO. In addition, all Board committees are made up entirely of independent directors, and each committee is authorized to engage advisors and counsel.
In November of 2006, Cyberonics announced that the Audit Committee of the Board had concluded its review of the Company’s options grants and practices. As part of this, Cyberonics filed its Annual Report on Form 10-K for the fiscal year ended April 28, 2006 and has set the date for the Company’s Annual Meeting. Completing this review and filing this required financial report are important steps for our Company and we are pleased that we have been able to move forward and focus our efforts on executing on our business plan.
RENEWING THE CYBERONICS LEADERSHIP TEAM
We have also taken steps to renew and enhance our leadership team and build a stronger organization for the future. In November of 2006, Cyberonics announced that its Board had appointed Reese S. Terry, Jr. as Interim Chief Executive Officer. Mr. Terry is a co-founder of Cyberonics, a former member of the Company’s management team, and was largely responsible for the development and application of Cyberonics’ VNS Therapy. He has an unwavering commitment to Cyberonics and to our collective mission to improve the lives of people touched by epilepsy, depression and other chronic disorders that may prove treatable with our patented therapy.
Additionally, we expect to announce the appointment of a permanent CEO shortly, as we have identified a number of highly qualified individuals, each of whom has relevant public company experience and a proven record of success in their current roles. Importantly, each candidate is committed to being prepared to assume office no later than the end of March.
We also added depth and experience to our Board. Last November, Cyberonics appointed Hugh M. Morrison to the Board of Directors. Mr. Morrison is the former chairman of Advanced Neuromodulation Systems, another leading implantable medical device company. His years of experience offer Cyberonics important perspective on this complex industry.
YOUR VOTE IS IMPORTANT—WE URGE YOU TO PROTECT YOUR INVESTMENT BY
SUPPORTING YOUR BOARD’S NOMINEES
Cyberonics is not only providing critically needed therapies for afflicted individuals, but also growing the value of our Company for our stockholders. As a pioneer in the field of neuromodulation, Cyberonics has accomplished much since it first introduced VNS Therapy as a treatment for epilepsy. In a field that had never before utilized an implantable medical device, we created from scratch a market in excess of $100 million. In expanding our technology platform to encompass treatment-resistant depression, we are once again “plowing new ground,” this time in a larger, more challenging market but with the same confidence and passion that has made us successful.

We believe your Board’s nominees are crucial to the continued execution of Cyberonics’ strategy. We urge you to sign, date and return the enclosed WHITE proxy card today.
On behalf of your Board of Directors, thank you for your continued support.

TONY COELHO	REESE S. TERRY, JR.
Chairman of the Board of Directors	Interim Chief Executive Officer

Your vote is extremely important — no matter how many or
how few shares you own.
Remember, you may be able to vote by telephone or by the Internet—simply follow the easy instructions on the enclosed WHITE proxy card. To vote your shares by mail, please sign, date and return the enclosed WHITE proxy card TODAY in the postage-paid envelope provided. Please note that, even if you have previously returned a Gold proxy card in error, you have every legal right to change your vote — only your latest-dated proxy counts.
IF YOU HAVE ANY QUESTIONS ABOUT VOTING OR NEED ADDITIONAL ASSISTANCE,
PLEASE CONTACT THE FIRM ASSISTING US IN THE SOLICITATION OF PROXIES:
INNISFREE M&A INCORPORATED
STOCKHOLDERS CALL TOLL FREE AT 1-877-825-8631.
Additional Informational and Forward-Looking Statements
These Definitive Additional Materials contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. These statements can be identified by the use of forward-looking terminology, including “may,” “believe,” “will,” “expect,” “anticipate,” “estimate,” “plan,” “intend,” and “forecast,” or other similar words. Statements contained in these Definitive Additional Materials are based upon information presently available to the Company and assumptions that the Company believes to be reasonable. The Company is not assuming any duty to update this information should those facts change or should we no longer believe the assumptions to be reasonable. Investors are cautioned that all such statements involve risks and uncertainties, including without limitation, statements regarding financial performance, including improving sales in our epilepsy indication and improving international sales, product repositioning, development of favorable reimbursement coverage by CMS and other payers for VNS Therapy in TRD, continued investment in our patent portfolio, continued reduction in our expenses, having a new CEO in place by the end of March 2007, and execution of our business plan. The Company’s actual decisions, performance and results may differ materially. Important factors that may cause actual results to differ include, but are not limited to: continued market acceptance of VNS Therapy and sales of the Company’s product; the development and satisfactory completion of clinical trials and/or market test and/or regulatory approval of VNS Therapy for the treatment of Alzheimer’s disease, anxiety, or other indications; adverse changes in coverage or reimbursement amounts by third-parties; intellectual property protection and potential infringement claims; maintaining compliance with government regulations and obtaining necessary government approvals for new applications; product liability claims and potential litigation; reliance on single suppliers and manufacturers for certain components; the accuracy of management’s estimates of future expenses and sales; the results of the previously disclosed governmental inquiries; the impact of the previously announced restatement of the Company’s financial statements or other actions that might be taken or required as a result of the review by the Audit Committee of the Company’s Board of Directors of the Company’s stock option grants, procedures, and practices, including a default under credit facilities or debt instruments; any litigation relating thereto or to the Company’s stock option grants, procedures, and practices (including the previously disclosed private litigation); uncertainties associated with compliance with the requirements of the NASDAQ Panel to avoid possible delisting of the Company’s stock from NASDAQ for failure to file timely periodic reports with the SEC; uncertainties associated with any appeal concerning any possible delisting by NASDAQ; uncertainties associated with stockholder litigation and other risks detailed from time to time in the Company’s filings with the SEC. For a detailed discussion of these and other cautionary statements, please refer to the Company’s most recent filings with the SEC, including its Form 10-K for the fiscal year ended April 28, 2006.

PLEASE VOTE TODAY!
SEE REVERSE
SIDE FOR THREE EASY WAYS TO VOTE.
▼ TO VOTE BY MAIL PLEASE DETACH WHITE PROXY CARD HERE AND RETURN IN THE ENVELOPE PROVIDED ▼

WHITE PROXY
CYBERONICS, INC.
ANNUAL MEETING OF STOCKHOLDERS — FEBRUARY 1, 2007
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
The undersigned stockholder of Cyberonics, Inc., a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement for the 2006 Annual Meeting of Stockholders, and hereby appoints Reese S. Terry, Jr. and John A. Riccardi, and each of them, as proxies and attorneys-in-fact, with full power of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Stockholders of Cyberonics, Inc., to be held on February 1, 2007 at 8:30 a.m., central time, at Bay Oaks Country Club, 14545 Bay Oaks Boulevard, Houston, Texas, in the Oak & Cypress room, and at any adjournment or postponement thereof, and to vote all shares of common stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side.
A majority of such attorneys and substitutes as shall be present and shall act at said meeting or any adjournment or postponement thereof (or if only one shall be present and act, then that one) shall have and may exercise all of the powers of said attorneys-in-fact hereunder.
This proxy will be voted as directed or, if no contrary direction is indicated, will be voted FOR items 1 and 2, and as the proxies deem advisable on such other matters as may come before the meeting.
The undersigned hereby revokes all proxies previously given by the undersigned to vote at the Annual Meeting of Stockholders or any adjournment or postponement thereof.
IMPORTANT—PLEASE SIGN AND DATE THIS WHITE PROXY CARD ON THE REVERSE SIDE.

CYBERONICS, INC.
YOUR VOTE IS IMPORTANT
Please take a moment now to vote your shares of Cyberonics, Inc.’s.
common stock for the upcoming Annual Meeting of Stockholders.
PLEASE REVIEW THE PROXY STATEMENT
AND VOTE TODAY IN ONE OF THREE WAYS:
1.	Vote by Telephone — Please call toll-free in the U.S. or Canada at 1-866-853-9884 on a touch-tone telephone. If outside the U.S. or Canada, call 1-215-521-1341. Please follow the simple instructions. You will be required to provide the unique control number printed below.
OR
2.	Vote by Internet — Please access https://www.proxyvotenow.com/cybx, and follow the simple instructions. Please note you must type an “s” after http. You will be required to provide the unique control number printed below.
Control Number:
You may vote by telephone or Internet 24 hours a day, 7 days a week. Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you had executed a WHITE proxy card.
OR
3.	Vote by Mail — If you do not have access to a touch-tone telephone or to the Internet, please complete, sign, date and return the proxy card in the envelope provided, or mail to: Cyberonics, Inc., c/o Innisfree M&A Incorporated, FDR Station, P.O. Box 5155, New York, NY 10150-5155
▼ TO VOTE BY MAIL PLEASE DETACH WHITE PROXY CARD HERE AND RETURN IN THE ENVELOPE PROVIDED ▼

WHITE PROXY
YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” BOTH ITEMS BELOW.

1.	Election of Directors

		FOR ALL	WITHHOLD AUTHORITY FOR ALL	FOR ALL EXCEPT
		☐	☐	☐
(01) Stanley H. Appel, M.D.
(02) Tony Coelho
(03) Guy C. Jackson
(04) Kevin S. Moore
(05) Hugh M. Morrison
(06) Alan Olsen
(07) Michael J. Strauss, M.D., M.P.H.
(08) Reese S. Terry, Jr.

To withhold authority for an individual nominee, mark “FOR ALL EXCEPT” and write each withheld nominee’s number on the line below:

2	Proposal to ratify the selection of KPMG LLP as Cyberonics, Inc.’s independent registered public accounting firm for the fiscal year ending April 27, 2007.	FOR ☐	AGAINST ☐	ABSTAIN ☐

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT	☐

Date:	, 2007

Signature

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(This proxy should be dated, signed exactly as your name appears hereon and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If the shares are held by joint tenants or as community property, both owners should sign this proxy.)